Exhibit 4.1
EXECUTION COPY
SUPPLEMENTAL INDENTURE
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 22, 2006, among JLG Industries, Inc., a Pennsylvania corporation (the “Company”), the Guarantors listed as signatories hereto (the “Guarantors”), and The Bank of New York, as trustee (the “Trustee”).
     WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of June 17, 2002 (as amended or supplemented prior to the date hereof, the “Indenture”), providing for the issuance of 8 3/8% Senior Subordinated Notes due 2012 (the “Notes”);
     WHEREAS, Section 9.2 of the Indenture provides that the Company and the Guarantors and the Trustee may amend certain provisions of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes;
     WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated November 6, 2006 (the “Statement”), and accompanying Letter of Transmittal and Consent to the Holders of the Notes in connection with proposed amendments to the Indenture, as further described in the Statement (the “Proposed Amendments”), that provide for, among other things, elimination from the Indenture of most of the restrictive covenants and events of default;
     WHEREAS, the Holders of at least a majority of the aggregate principal amount of the Outstanding Notes have consented to the Proposed Amendments; and
     WHEREAS, the Company and the Guarantors desire to amend the Indenture, as set forth in Section 2 hereof; and
     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors.
     NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Amendments
     (a) The following Sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “[Intentionally Omitted.]”:

Section
Number	Covenant/Provisions
3.4	Payment of Taxes and Other Claims

3.5	Compliance Certificate

3.6	Further Instruments and Acts

3.7	Waiver of Stay, Extension or Usury Laws

3.9	Limitation on Incurrence of Additional Indebtedness

3.10	Limitation on Restricted Payments

3.12	Limitation on Ownership and Sale of Capital Stock of Restricted Subsidiaries

3.13	Limitation on Designation of Unrestricted Subsidiaries

3.14	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

3.15	Limitation on Layered Indebtedness

3.16	Limitation on Liens

3.17	Limitation on Transactions with Affiliates

3.18	Conduct of Business

3.19	Reports to Holders

4.1	Merger, Consolidation and Sale of Assets
          (b) Clauses (3), (4), (5), (6) and (7) of Section 6.1(a) of the Indenture are hereby deleted and replaced with “[Intentionally Omitted.]”
          (c) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to paragraphs (a) and (b) of this Section 2, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes.
          (d) Any and all references in the Indenture and the Notes to clauses, Sections or other terms or provisions of the Indenture or Notes referred to in paragraphs (a), (b) and (c) of this Section 2 or that have been otherwise deleted pursuant to this Supplemental Indenture and any and all obligations thereunder related solely to such clauses, Sections, terms or provisions are hereby deleted throughout the Indenture and the Notes, and shall be of no further force and effect.
     3. Effect of Supplemental Indenture. From and after the Amendment Operative Date (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of a Note heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.
     4. Existing Indenture Remains in Full Force and Effect. Except as amended and supplemented by this Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect.
     5. Severability. In case any provision of this Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     6. Successors. All agreements of the Company and the Guarantors in this Supplemental Indenture will bind their respective successors and assigns. All agreements of the Trustee in this Supplemental Indenture will bind the Trustee’s successor and assigns. In the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.
     7. Effectiveness. This Supplemental Indenture shall become effective and binding on the Company, the Guarantors and the Trustee upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that this Supplemental Indenture and the Proposed Amendments shall become operative, and the terms of the Indenture shall be amended, supplemented, modified or deleted hereby, in each case only upon the opening of business on the Acceptance Date, as defined in the Statement (the “Amendment Operative Date”).
     8. New York Law to Govern. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

JLG INDUSTRIES, INC.

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Senior VP, General Counsel & Secretary

THE BANK OF NEW YORK, as Trustee

By	/s/ Mary Lagumina
Name:	Mary Lagumina
Title:	Vice President

GUARANTORS

ACCESS FINANCIAL SOLUTIONS, INC.

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Vice President, Secretary & Treasurer

FULTON INTERNATIONAL, INC.

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Vice President & Secretary

JLG EQUIPMENT SERVICES, INC.

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Vice President & Assistant Secretary

JLG MANUFACTURING, LLC

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Senior VP, General Counsel & Secretary JLG Industries Inc.

GI INDUSTRIES, INC., f/k/a GRADALL
INDUSTRIES, INC.

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Vice President & Assistant Secretary

TGC INDUSTRIES, INC., f/k/a THE GRADALL
COMPANY

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Vice President & Assistant Secretary

JLG OMNIQUIP, INC.

By	/s/ Thomas D. Singer
Name:	Thomas D. Singer
Title:	Vice President & Assistant Secretary